UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2006

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 757-648-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) At the Combined 2005 and 2006 Annual Meeting of Shareholders on December 28, 2006, the shareholders of Heritage Bankshares, Inc. (the “Company”) approved the Heritage 2006 Equity Incentive Plan (the “Plan”). The Board of Directors of the Company had previously approved the Plan on July 26, 2006, and approved an amendment to the Plan on October 25, 2006. The Plan authorizes the issuance of up to 250,000 shares of the Common Stock of the Company, and both the principal executive officer and principal financial officer of the Company (among others) are participants in the Plan (as further described below). As a result of the shareholders’ approval of the Plan, the Company will not grant any new stock awards under the existing Heritage Bankshares, Inc. 1987 and 1999 Stock Option Plans.

General Provisions

Under the Plan, the Board of Directors may grant stock options, stock appreciation rights, restricted stock and other stock awards to employees of the Company and its subsidiaries. Grants may also be made to non-employee directors. The number of grantees may vary from year to year. Approximately twenty-five (25) of the eligible employees and non-employee directors are anticipated to be considered for grants under the Plan. The Board of Directors administers the Plan and its determinations are binding upon all persons participating in the Plan.

The maximum number of shares of Common Stock that may be issued under the Plan is 250,000. Any shares of Common Stock subject to an award which for any reason are cancelled, terminated or otherwise settled without the issuance of any Common Stock are again available for awards under the Plan; however, shares used to pay the exercise price of an award or to pay withholding taxes, or shares not issued or delivered as a result of a net settlement of a stock appreciation right, will not again be made available for issuance as an award under the Plan.

The shares issued pursuant to the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources for use under the Plan. If there is a stock dividend, stock split, recapitalization, merger, consolidation, combination, spinoff, distribution of assets to shareholders, exchange or other similar corporate transaction or event, appropriate and equitable adjustments will be made by the Board of Directors in the number of shares available for future issuance under the Plan and in the number of shares, prices and dollar value under all outstanding awards made before the event.

No dividends or dividend equivalents will be paid on stock options or stock appreciation rights. The Board of Directors may at the time of a restricted stock or other stock award provide that any dividends declared on Common Stock or dividend equivalents be paid to the participant, accumulated and paid to the participant after the expiration of any restrictions, or not paid or accumulated.

Except as permitted by the Board of Directors, awards under the Plan are not transferable except by will or under the laws of descent and distribution. The Board of Directors may terminate the Plan at any time but, generally, termination may not adversely affect any award then outstanding under the Plan. Unless terminated by action of the Board, the Plan will continue in effect until July 26, 2016, but awards granted prior to that date will continue in effect until they expire in accordance with their original terms. The Board of Directors may also amend the Plan as it deems advisable, but generally no amendment may adversely affect any award then outstanding under the Plan. The Board may not, without the approval of the Company’s shareholders, amend the Plan so as to increase the aggregate number of shares that may be issued under the Plan (except as required for equitable adjustment in connection with a corporate transaction or event), modify the requirements as to eligibility to receive awards, or increase materially the benefits accruing to participants.

Awards Under the Plan

When the Board of Directors approved the Plan on July 26, 2006, the Board granted to Michael S. Ives, President and Chief Executive Officer of the Company, an option with respect to a total of 70,000 shares of Common Stock at an exercise price of $15.56, and on October 25, 2006, the Board granted to John O. Guthrie, Chief Financial Officer of the Company, an option with respect to a total of 20,000 shares at an exercise price of $16.65, in each case subject to shareholder approval of the Plan. As previously reported, concurrently with the grant of Mr. Ives’ options under the Plan on July 26, 2006, the Company granted to Mr. Ives a limited alternative stock appreciation right (the “LASAR”) for appreciation above $15.56 per share on 70,000 shares of Common Stock, exercisable only upon a Change in Control (as defined in the Plan) of the Company. The LASAR was not granted pursuant to the Plan and is now void, effective December 28, 2006 upon the approval of the Plan by the Company’s shareholders.

As of the date of this current report on Form 8-K, options with respect to a total of 162,000 shares of Common Stock have been granted and are outstanding under the Plan. All options granted to employees of the Company will be incentive stock options to the extent permitted by law. The option granted to Mr. Ives becomes exercisable at the rate of 20% of the shares commencing on December 31, 2006 and continuing on each subsequent December 31 (including, in certain circumstances described below, any December 31 following his retirement after attainment of age 55). The option granted to Mr. Guthrie (and the options that have been granted to other employees who are non-executive officers) becomes exercisable at the rate of 20% of the shares commencing on December 31, 2007 and continuing on each subsequent December 31. The options that have been granted to the non-executive officer directors become exercisable at the rate of 20% of the shares commencing July 26, 2007 and continuing each subsequent July 26. All options granted will become exercisable earlier upon a Change in Control of the Company. The options may also become exercisable earlier upon the optionee’s retirement, disability or death and, in the case of an optionee who is an employee, the optionee’s termination without cause or resignation for good reason.

As previously reported, a June 30, 2006 amendment to Mr. Ives’ Employment Agreement contemplated the grant to Mr. Ives of an option for 70,000 shares of Common Stock under the Plan, providing that the option generally would have vested in equal installments of shares over five years, with vesting to continue if Mr. Ives retired after attaining age 55. Under a subsequent amendment to Mr. Ives’ Employment Agreement effective December 20, 2006, however, if Mr. Ives retires after attaining age 55, the options granted to Mr. Ives under the Plan will continue to vest in accordance with the five-year schedule described above only if the Board of Directors, in its sole discretion, approves Mr. Ives’ early retirement from the Company (please see the Company’s Form 8-K filed December 26, 2006 for additional discussion regarding the option grant under Mr. Ives’ Employment Agreement).

The Plan is attached as Exhibit 10.16 under Item 9.01 to this Form 8-K and is incorporated by reference herein. The foregoing description is summary in nature and does not purport to be complete; please refer to the full Plan for complete terms.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

10.16    Heritage 2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: December 29, 2006

/s/ Michael S. Ives
Michael S. Ives
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.16	Heritage 2006 Equity Incentive Plan